UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2014

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 22, 2014, Parker-Hannifin Corporation issued a press release and presented a Webcast announcing results of operatings for the quarter ended December 31, 2013. Among other things, the press release reports fiscal second quarter net income of $253.4 million, or $1.66 earnings per diluted share compared with $181.1 million , or $1.19 earnings per diluted share in the prior-year quarter. A copy of the press release is furnished as Exhibit 99.1 to this report. A copy of the Webcast presentation is furnished as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1    Press release issued by Parker-Hannifin Corporation, dated January 22, 2014.

99.2    Webcast presentation by Parker-Hannifin Corporation, dated January 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION
By: /s/ Jon P. Marten
Jon P. Marten
Executive Vice President - Finance &
Administration and Chief Financial Officer

Date: January 22, 2014